Exhibit 10.1

March 21, 2024

Cogent Biosciences, Inc.

275 Wyman Street, 3rd Floor

Waltham, MA 02451

Attention: Evan Kearns

Re: 3(a)(9) Exchange Agreement

Ladies and Gentlemen:

This letter agreement (the “Agreement”) confirms the agreement of Cogent Biosciences, Inc. (the “Company”), and the holder of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) listed on Schedule I attached hereto (the “Stockholder”), pursuant to which the Stockholder has agreed to exchange [•] shares (the “Common Shares”) of Common Stock, beneficially owned or owned of record, as applicable, by the Stockholder, in consideration for a total of [•] shares of Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”), which shall have the rights, preferences and privileges set forth in the Certificate of Designations of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock attached hereto as Exhibit A (the “Initial COD”), as amended by the Certificate of Amendment of the COD attached hereto as Exhibit B (the “COD Amendment,” and the Initial COD as amended by the COD Amendment, the “Certificate of Designation”). The Preferred Shares will be convertible into a total of [•] shares of Common Stock (subject to adjustment as provided in the COD, as amended by the COD Amendment) (the “Conversion Shares”), subject to beneficial ownership conversion and other limitations set forth in the Certificate of Designation. [•] of the Preferred Shares to be issued in exchange for the Non-PIPE Common Shares (as defined herein) are referred to herein as the “Non-PIPE Preferred Shares” and the [•] shares of Common Stock issuable upon conversion of the Non-PIPE Preferred Shares are referred to herein as the “Non-PIPE Conversion Shares”. [•] of the Preferred Shares to be issued in exchange for the PIPE Common Shares (as defined herein) are referred to herein as the “PIPE Preferred Shares” and the [•] shares of Common Stock issuable upon conversion of the PIPE Preferred Shares are referred to herein as the “PIPE Conversion Shares”.

In consideration of the foregoing, the Company and the Stockholder agree as follows:

(1) No later than the close of business on the second business day after the date hereof (the “Closing Date”) and subject to the satisfaction or waiver of the conditions set forth herein, the Stockholder shall exchange the Common Shares for the Preferred Shares (the “Exchange”) in the amounts listed on Schedule I. The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Prior to the Exchange, the Company shall file with the Secretary of State of the State of Delaware the COD Amendment, duly executed by an officer of the Company. On the Closing Date:

(a) the Company shall deliver to the Stockholder a certified copy of the COD Amendment and a certified copy of the third amended and restated certificate of incorporation, as further amended (the “Company Deliverables”);

(b) (i) the Stockholder shall cause [•] Common Shares (the “Non-PIPE Common Shares”) to be delivered by book entry transfer through the facilities of The Depository Trust Company (or such other appropriate means) to Computershare Trust Company, N.A. (the “Transfer Agent”) for the account/benefit of the Company and (ii) the Company and the Stockholder shall jointly and irrevocably instruct the Transfer Agent to cancel the direct registration book-entry statements from the Transfer Agent evidencing [•] Common Shares (the “PIPE Common Shares”); and

(c) following receipt of the Non-PIPE Common Shares by the Transfer Agent for the account/benefit of the Company and cancellation of the direct registration book-entry statements evidencing the PIPE Common Shares by the Transfer Agent, the Company shall irrevocably instruct the Transfer Agent, in substantially the form of Exhibit C (the “Irrevocable Transfer Agent Instructions”), to issue and deliver to the Stockholder the Preferred Shares in book-entry form, in the amount and in the name set forth on Schedule I.

(2) The Company represents and warrants to the Stockholder as follows:

(a) Neither the Company, nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder) for soliciting the Exchange.

(b) Assuming the representations and warranties of the Stockholder contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(c) Each of the Company and its material subsidiaries, including Mono, Inc. and Kiq Bio LLC (the “Subsidiaries”), is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and as proposed to be conducted as described in the Company’s most recently filed Annual Report on Form 10-K, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all contracts by which it is bound. All of the Subsidiaries are wholly owned by the Company. Each of the Company and the Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the laws of all jurisdictions where the nature of its business or the manner in which its business is currently being conducted requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not have or reasonably be expected to have a material adverse effect.

(d) The Company has the requisite corporate power and authority to enter into this Agreement, the COD Amendment, and the Irrevocable Transfer Agent Instructions (the “Transaction Documents”) and to perform its obligations under and consummate the transactions contemplated hereby or thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, sale, issuance and delivery of the Preferred Shares, and, subject to stockholder approval of an increase in the authorized shares of Common Stock at the Company’s 2024 annual meeting of stockholders (the “Requisite Stockholder Approval”), the Conversion Shares contemplated herein has been taken. Each of the Transaction Documents have been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e) The execution, delivery and performance by the Company of the Transaction Documents and the issuance, sale and delivery of the securities to be sold by the Company under the Transaction Documents (including the issuance of Preferred Shares and, subject to the Requisite Stockholder Approval, the Conversion Shares upon the conversion of the Preferred Shares), the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including without limitation, the issuance of the Preferred Shares and the reservation for issuance of the Conversion Shares) do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Company’s third amended and restated certificate of incorporation, as further amended, the Company’s second amended and restated bylaws, or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) subject to the Requisite Stockholder Approval, any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including Nasdaq), governmental agency, arbitration panel or authority applicable to the Company, any of its Subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(f) Except for any Current Report on Form 8-K to be filed by the Company in connection with the transaction contemplated hereby, any required filing with Nasdaq, the Requisite Stockholder Approval and the filing of the COD Amendment, neither the Company nor any of its Subsidiaries is required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Stockholder in Section 3, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including Nasdaq), or other governmental body is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the Preferred Shares to be sold pursuant to the Transaction Documents (including, subject to the Company obtaining the Requisite Stockholder Approval, the issuance of Conversion Shares upon conversion of the Preferred Shares) other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Preferred Shares or the issuance of Conversion Shares upon conversion of the Preferred Shares (other than the Requisite Stockholder Approval and filings that have been made, or will be made, pursuant to the rules and regulations of Nasdaq). The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to this Section 2(f).

(g) The issuance of the Preferred Shares has been duly authorized, and the Preferred Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of any encumbrances, preemptive rights or restrictions (other than as provided in the Certificate of Designation or any restrictions on transfer generally imposed under applicable securities laws). The issuance of the Conversion Shares has been duly authorized and the Conversion Shares, subject to the Requisite Stockholder Approval, when issued in accordance with the terms of the Certificate of Designation, will be duly authorized, validly issued, fully paid and non-assessable, and shall be free and clear of any encumbrances, preemptive rights or restrictions (other than as provided in this Agreement or any restrictions on transfer generally imposed under applicable securities laws).

(h) Assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Stockholder herein, when issued (A) the Non-PIPE Preferred Shares and the Non-PIPE Conversion Shares will be exempt from the registration requirements of the Securities Act pursuant to 3(a)(9) of the Securities Act, (B) the Non-PIPE Conversion Shares will be issued in an unrestricted CUSIP, and (C) the Non-PIPE Preferred Shares and the Non-PIPE Conversion Shares will be free of any restrictive legend and will not be subject to any restrictions on resale on the Closing Date by the Stockholder.

(i) As of the execution of this Agreement, other than with respect to the transactions contemplated hereby, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time, by the Company but which has not been so publicly announced or disclosed.

(3) The Stockholder, as to itself only, represents and warrants to the Company as follows:

(a) It has the requisite power and authority to enter into this Agreement and consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Stockholder. The Stockholder has taken all necessary action required for the due authorization, execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby and thereby.

(b) It is the beneficial owner of the Non-PIPE Common Shares and the record owner of the PIPE Common Shares.

(c) It has valid and marketable title to, the Common Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Common Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Common Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement (other than this Agreement), understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Common Shares to any person, (ii) restricting its right to surrender and exchange such Common Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Common Shares.

(d) Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange, and the Stockholder has received no additional consideration for the Common Shares other than the Preferred Shares.

(e) The Stockholder acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Agreement and the Company’s filings with the Commission. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Stockholder.

(f) There is no claim, action, suit, audit, assessment, arbitration or inquiry, or any proceeding or, to the Stockholder’s knowledge, investigation, by or before any governmental authority pending, or to the Stockholder’s knowledge, currently threatened against the Stockholder that challenges the consummation by the Stockholder of this Agreement or the transactions contemplated hereby or would, individually or in the aggregate, otherwise reasonably be expected to have a material adverse effect on the ability of the Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g) The Stockholder understands and accepts that the Preferred Shares to be acquired in the Exchange involve risks. The Stockholder has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Exchange.

(4) The Company and the Stockholder further agree as follows:

(a) Notwithstanding any other provision of this Section 4, the Stockholder covenants that the PIPE Preferred Shares and PIPE Conversions Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the PIPE Preferred Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144, or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred PIPE Preferred Shares or PIPE Conversion Shares under the Securities Act and, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Stockholder under this Agreement with respect to such transferred PIPE Preferred Shares or PIPE Conversion Shares.

(b) Book-entry statements evidencing the PIPE Preferred Shares and any PIPE Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR

TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. OTHER THAN FOR A TRANSFER PURSUANT TO RULE 144, THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The Company acknowledges and agrees that a Stockholder may from time to time pledge, and/or grant a security interest in, some or all of the legended PIPE Preferred Shares or PIPE Conversion Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Stockholder transferee of the pledge. No notice shall be required of such pledge, but Stockholder’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. The Stockholder acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the PIPE Preferred Shares or PIPE Conversion Shares or for any agreement, understanding or arrangement between the Stockholder and its pledgee or secured party. At the appropriate Stockholder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of PIPE Preferred Shares or PIPE Conversion Shares may reasonably request in connection with a pledge or transfer of the PIPE Preferred Shares or PIPE Conversion Shares, as applicable, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. The Stockholder acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any PIPE Preferred Shares or PIPE Conversion Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(b).

(c) Once a registration statement covering the resale of the PIPE Common Shares and the PIPE Conversion Shares is declared effective, the Company shall remove, and cause its Transfer Agent to remove, all restrictive legends, including the legend set forth in Section 4.1(b) above (or, in the event that PIPE Conversion Shares are issued upon conversion or exercise, as applicable, after the registration statement is declared effective, the PIPE Conversion Shares shall be issued without restrictive legends), and the Company shall, upon request of the Stockholder or the Transfer Agent, provide a blanket opinion of counsel permitting such removal. Further, the Company shall remove all restrictive legends, including the legend set forth in Section 4.1(b)

above, (i) following any sale of such PIPE Common Shares or PIPE Conversion Shares pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (ii) if such PIPE Common Shares or PIPE Conversion Shares are eligible for resale under Rule 144(b)(1) or any successor provision (or, in the event that PIPE Conversion Shares are issued upon conversion or exercise, as applicable, after the conditions set forth in clauses (i) and (ii) above, the PIPE Conversion Shares shall be issued without restrictive legends). Without limiting the foregoing, either (1) within two (2) business days of the request of the Stockholder, subject to receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws or (2) as contemplated by the Irrevocable Transfer Agent Instructions, the Company shall promptly cause the legend to be removed from any book-entry statements for any PIPE Common Shares or PIPE Conversion Shares in accordance with the terms of this Agreement and deliver, or cause to be delivered, to the Stockholder new book-entry statements representing the PIPE Common Shares or PIPE Conversion Shares that are free from all restrictive and other legends or, at the request of the Stockholder, via DWAC transfer to the Stockholder’s account.

(5) The Company hereby covenants and agrees that the record date for any meeting, or action in lieu of a meeting, of the holders of Common Stock (or otherwise where holders of Common Stock will be entitled to vote on any matter), including the Company’s 2024 annual meeting of shareholders, will not be a date prior to the Closing Date.

(6) The Company hereby covenants and agrees that it shall not cause the number of issued and outstanding shares of Common Stock to be less than 90,00,000 at any time prior to June 30, 2024.

(7) The obligation of the Stockholder to consummate the transactions contemplated hereby is subject to delivery, on or prior to the Closing Date, by the Company of the Company Deliverables.

(8) This Agreement, and any action or proceeding arising out of or relating to this Agreement, shall be exclusively governed by the internal laws of the State of New York.

(9) In the event that any part of this agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect. In such an event, the Stockholder and the Company shall endeavor in good faith negotiations to modify this Agreement so as to affect the original intent of the parties as closely as possible.

(10) No provision of this Agreement may be amended or modified except upon the written consent of the Company and the Stockholder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of such waiver is sought.

(11) All the covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind their successors and assigns, whether so expressed or not. This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto. The Stockholder may not assign this Agreement or its rights hereunder without the Company’s prior written consent.

(12) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(13) At or prior to 9:00 a.m., New York City time, on the first business day after the date hereof (the “Disclosure Time”), the Company shall file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) announcing the Exchange, which Disclosure Document the Company acknowledges and agrees will disclose all material nonpublic information with respect to the Exchange and any other information otherwise communicated by the Company to the Stockholder that constitutes material non-public information. Immediately following the filing of the Disclosure Document, the Stockholder shall not be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, affiliates, employees or agents that is not disclosed in the Disclosure Document. In addition, effective upon the earlier of (i) the Disclosure Time and (ii) the filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Stockholder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Stockholder and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Without the prior written consent of the Stockholder, the Company shall not disclose the name of the Stockholder in the Disclosure Document or in any other filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel, in which case the Company shall provide the Stockholder with written notice of such disclosure permitted under this Section 13 prior to such disclosure and reasonably consult with the Stockholder regarding such disclosure.

(14) This Agreement represents the entire agreement and understanding among the parties regarding the terms and conditions of the Exchange and supersedes all prior agreements.

[SIGNATURE PAGE FOLLOWS]

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Stockholder:

[•]

By: __________________________
Name: ________________________
Title:_________________________

[Signature Page to Exchange Agreement]

Acknowledged and agreed to:

Cogent Biosciences, Inc.

By: ______________________
Name:____________________
Title:_____________________

[Signature Page to Exchange Agreement]

SCHEDULE I

Stockholder	Common Shares to be Exchanged	Preferred Shares to be Received
[•]	[•]	[•]